Exhibit 10.15

SECURITY AND PLEDGE AGREEMENT

This Security and Pledge Agreement (this “Agreement”), dated the 19th day of December, 2008, is made by CYALUME TECHNOLOGIES, INC., a Delaware corporation having its principal place of business and chief executive office at 96 Windsor Street, West Springfield, Massachusetts (the “Debtor”), for the benefit of TD BANK, N.A., a national banking association, as Agent (the “Agent”) and for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) which are or may become parties to the Loan Agreement (as defined below) (in such capacity the “Secured Party”).

WITNESSETH

WHEREAS, pursuant to that certain Revolving Credit and Term Loan Agreement dated as of December 19, 2008, by and among the Debtor, Vector Intersect Security Acquisition Corp., a Delaware corporation (the “Holding Company”), the Lenders, and the Secured Party, as Agent and Lender (as amended, restated, modified, supplemented and in effect from time to time, the “Loan Agreement”; capitalized terms used herein without definition having the respective meanings ascribed to them in the Loan Agreement), the Lenders have agreed to make Loans to the Debtor; and

WHEREAS, the obligation of the Lenders to make such Loans is subject to the condition, among others, that the Debtor execute and deliver this Agreement and grant the liens in favor of the Secured Party as hereinafter described.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.           Security Interest.  As security for the due and punctual payment and performance of the Secured Obligations described in Section 2 hereof, the Debtor hereby grants to the Secured Party for the benefit of the Lenders and itself, a continuing security interest in and to all of its right, title and interest in the Collateral, whether now owned or existing or hereafter acquired or arising.

As used herein, “Collateral” shall mean all of Debtor’s tangible and intangible personal property and fixtures (but none of its obligations with respect thereto), including, without limitation, all of Debtor’s right, title and interest in the property described below, as each such term is used in the Uniform Commercial Code as in effect from time to time in The Commonwealth of Massachusetts (the “UCC”):

(i)           all investment property;

(ii)          goods;

(iii)         equipment;

(iv)         inventory;

(v)          instruments (including, without limitation, promissory notes);

(vi)         accounts;

(vii)        documents;

(viii)       chattel paper (whether tangible or electronic);

(ix)          deposit accounts;

(x)           fixtures;

(xi)          letter-of-credit rights and support obligations;

(xii)         the commercial tort claims (i.e., any claims arising in tort that the Debtor may have) set forth on Exhibit 1(xii) hereto;

(xiii)        general intangibles (including, without limitation, payment intangibles and Intellectual Property Collateral (as defined below)); and

(xiv)        any and all additions, accessions and attachments to and of the foregoing and any substitutions, replacements, proceeds (including, without limitation, insurance proceeds), products and supporting obligations of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to (and such property shall not constitute Collateral) the equity interests of the Debtor in CTSA, other than as set forth in that certain Financial Instruments Account Pledge Agreement, dated as of the date hereof, by the Debtor in favor of the Agent.

It is understood and agreed that the security interests and liens created hereby and under the Loan Agreement and the other Loan Documents shall not prevent, as long as no Event of Default has occurred and continuing and after written notice from the Agent, Debtor from using the Collateral in the ordinary course of its business.

2.           Secured Obligations.  The lien hereby granted shall secure equally and ratably the due and punctual payment and performance of the following liabilities and obligations (collectively, the “Secured Obligations”):

(a)           principal of and premium, if any, and interest on and fees (including, without limitation, the Origination Fee, the Commitment Fee and all other fees from time to time due from Debtor pursuant to the Loan Agreement) and other amounts payable with respect to the Term A Note, the Term B Note, or the Revolving Credit Note (or any of them) and all Derivative Contracts and any guarantees thereof; and

(b)           any and all other indebtedness and obligations of the Debtor and/or any of its Subsidiaries under the Loan Agreement or under any other agreement, document or instrument relating thereto, all as amended, modified or supplemented from time to time, related in any way to the Term A Note, the Term B Note or the Revolving Credit Note or any Derivative Contract (or any of them).

3.           Special Warranties and Covenants of the Debtor.  Debtor hereby represents and warrants to and covenants and agrees with the Secured Party and the Lenders that:

(a)           Debtor is the owner of and has good and marketable title to the Collateral free from any liens, other than liens created hereby and Permitted Liens, and Debtor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein.

(b)           The address shown at the beginning of this Agreement is the chief executive office and principal place of business of Debtor and the location of all records concerning that portion of Collateral consisting of accounts receivable and other general intangibles.  Debtor’s only additional places of business and the only additional locations of any Collateral (including Collateral located at warehouses and the like) are listed on Exhibit 3(b) attached hereto (which includes legal descriptions of all real property sufficient for fixture filings).  Except as set forth on Exhibit 3(b) attached hereto, during the five (5) years ended on the date hereof, neither Debtor nor any of its predecessors-in-interest has conducted any business or sold any goods under any name (including any fictitious business or trade name) other than its legal name.  Debtor’s legal name and jurisdiction of organization is correctly set forth at the beginning of this Agreement.  Debtor will not change its corporate form or jurisdiction of organization, or change its chief executive office or principal place of business or any other place of business, or the location of any Collateral (other than inventory in transit) (including, without limitation, the records relating thereto), or make any change in its legal name or conduct business operations under any fictitious business or trade name (other than any names specified on Exhibit 3(b) attached hereto), (i) in contravention of the Loan Agreement or (ii) without, in each such case, (A) giving at least twenty (20) days’ prior written notice thereof to the Secured Party and (B) executing, delivering, filing and recording all necessary financing statements (or amendments thereto) or other instruments and documents in order to maintain the validity, enforceability, priority and perfection of the lien arising hereunder and under the other Loan Documents.

(c)           Except as explicitly permitted by the Loan Agreement, (i)  Debtor will not sell or otherwise dispose of any of the Collateral or any interest therein and (ii)  Debtor will not create, assume, incur or suffer to exist any lien of any kind (whether senior, pari passu or subordinate) on the Collateral, other than Permitted Liens.

(d)           Subject to the terms of the Loan Agreement, Debtor will keep the Collateral, including, without limitation, all inventory and equipment, used or useful in the conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, and adequately insured at all times in accordance with the provisions of the Loan Agreement and the other Loan Documents.  Each insurance policy pertaining to any of the Collateral shall be in form and substance and shall have such limits and deductibles as shall be reasonably satisfactory to the Secured Party and, without limiting the generality of the foregoing, shall:

(i)           name the Secured Party as loss payee (in the case of property insurance) and as an additional insured (in the case of liability insurance) pursuant to a so-called standard mortgagee clause and shall contain the so-called agreed upon replacement cost endorsement and waiver of subrogation;

(ii)          provide that no action of Debtor or any of its Subsidiaries or any tenant or subtenant shall void such policy as to the Secured Party;

(iii)         provide that the Secured Party shall be notified (and Debtor hereby covenants to notify the Secured Party) of any expiration, cancellation or material amendment of such policy at least thirty (30) days in advance of the effective date thereof and provide that the Secured Party shall have the right to cure any deficiency resulting in the same;

(iv)         provide that the Secured Party shall receive (and Debtor shall cause the Secured Party to receive) annually, certificates of insurance (or other appropriate documentation) demonstrating compliance by Debtor with all provisions of the Loan Agreement relating to insurance matters; and

(v)          be issued by an insurance company or insurance companies licensed to do business in the jurisdiction in which the Collateral is located and having the highest or second highest rating available from A.M. Best Company or an equivalent Person.

Certified copies of all such insurance policies relating to the Collateral shall be delivered to the Secured Party upon written request.  In the event of any material damage or destruction to the Collateral, Debtor shall give prompt written notice to the Secured Party.  Debtor shall not adjust, compromise or settle any claim for insurance proceeds in excess of $100,000 without the prior written consent of the Secured Party.  Subject to the terms of the Loan Agreement and so long as no Default or Event of Default shall have occurred and be continuing, and so long as each of the following conditions are satisfied, Debtor may apply the proceeds of any insurance to the repair and restoration or replacement of any of the Collateral which was the subject of the loss, provided that (i) the cost of repair and restoration or replacement shall not exceed $100,000, (ii)  Debtor continues to be the sole owner of the Collateral subject to the lien arising hereunder and under the other Loan Documents and, if applicable, said Permitted Liens, (iii) the contemplated repair and restoration or replacement shall reconstruct or restore the Collateral to substantially its previous condition within ninety (90) days from the date of the damage or destruction to the Collateral, (iv) all sums necessary to effect the repair and restoration or replacement over and above any available insurance proceeds shall be at the sole cost and expense of the Debtor, (v) Debtor shall deposit all available proceeds together with the additional sums referred to in subsection (iv) with the Secured Party prior to commencing any repair and restoration or replacement and (vi) at all times during any repair and restoration or replacement Debtor shall, at its sole cost and expense, maintain workers’ compensation and public liability insurance in amounts satisfactory to the Secured Party and in accordance with the provisions of this Section 3(d).  If at any time the Secured Party determines, in good faith, that the foregoing conditions have not been or cannot be satisfied, then the Secured Party may apply the proceeds of insurance to the prepayment, without premium, of the Term Loans in accordance with Section 5.3 of the Loan Agreement and, thereafter, to the Revolving Credit Note.  Any insurance proceeds that are received at a time when a Default or Event of Default shall have occurred and be continuing may be applied by the Secured Party to the repayment of the Secured Obligations in accordance with the terms of the Loan Agreement.  If Debtor fails to provide insurance as required by this Agreement, the Loan Agreement or any of the other Loan Documents, the Secured Party may, at its option, provide such insurance, and the Debtor will on demand pay to the Secured Party the amount of any disbursement made by the Secured Party for such purpose and any such unreimbursed amounts shall constitute Secured Obligations for all purposes of this Agreement.

Notwithstanding anything to the contrary herein, the Mortgage shall control with respect to the insurance policies required on the Premises and property covered therein.

(e)           To the extent required by the Loan Agreement, Debtor will pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its properties, real, personal or mixed, or upon any part thereof, including, without limitation, the Collateral or any part of the Collateral, as well as all claims of any kind (including claims for labor, materials and supplies) which if unpaid might by law become a lien or charge upon its property.

(f)           Debtor will, upon the reasonable request of the Secured Party, promptly make, execute (as applicable), acknowledge and deliver and file and record in all proper offices and places, including, without limitation, the U.S. Patent and Trademark Office and the U.S. Copyright Office, such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents or instruments as may be necessary to perfect or from time to time renew the lien arising hereunder and under the other Loan Documents, including, without limitation, those that may be necessary to perfect such lien in any additional Collateral hereafter acquired by Debtor or in any replacements or proceeds thereof, and Debtor will take all such action as may be deemed reasonably necessary by the Secured Party to carry out the intent and purposes of the Loan Documents or for assuring and confirming to the Secured Party the grant and perfection of the lien in the Collateral, including, without limitation, the Intellectual Property Collateral (as defined below).  To the extent permitted by law, Debtor authorizes and appoints (such appointment being coupled with an interest and irrevocable) the Secured Party to execute (as applicable) and to file and record such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents and instruments in its stead, with full power of substitution, as Debtor’s attorney-in-fact to be exercised only (i) if Debtor fails or refuses to do so promptly following a written request therefor or (ii) following an Event of Default and during the continuance thereof.

(g)           Debtor hereby authorizes the Secured Party to file and record in all proper offices and places, including, without limitation, the U.S. Patent and Trademark Office and the U.S. Copyright Office, such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents and instruments as may be necessary to perfect from time to time renew the lien arising hereunder and under the other Loan Documents, including, without limitation, those that may be necessary to perfect such lien in any additional Collateral hereafter acquired by Debtor or in any replacements or proceeds thereof.

(h)           Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the inventory (or any other Collateral), such receipt shall not be “negotiable” (as such term is used in the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).  If, notwithstanding the foregoing, any negotiable warehouse receipts or other negotiable documents are issued with respect to any of the inventory (or other Collateral), all such instruments shall be held in trust for the Secured Party and shall be immediately endorsed to the order of the Secured Party and delivered to the Secured Party to be held by the Secured Party as Collateral hereunder.  In addition, Debtor will notify all warehousemen, bailees, agents, processors and other similar Persons of the lien created pursuant to the Loan Documents and will cause each to hold all Collateral for the account of, and subject to the instructions of, the Secured Party.

(i)            Except in the ordinary course of business or as otherwise explicitly permitted by the Loan Agreement, without the prior written consent of the Secured Party, Debtor shall not amend or modify, or waive any of its rights under or with respect to, any of the accounts receivable, if the effect thereof would be to materially and adversely impair any remedies of the Debtor or the Secured Party under or with respect thereto.  Upon the occurrence and during the continuance of any Event of Default, the Secured Party may notify or may require the Debtor to notify (and after any such notification Debtor shall cause) all Persons obligated on the accounts receivable to make payment directly to (or in accordance with the instructions of) the Secured Party.  From and after the occurrence of any Event of Default and during the continuance thereof, the Secured Party may require:  (i) all sums collected or received and all property recovered or possessed by Debtor in connection with any of the Collateral, including, without limitation, all sums received in respect of any of the accounts receivable, to be received and held by Debtor in trust for the Secured Party and to be segregated from the assets and funds of Debtor and to be immediately delivered to the Secured Party for application to the payment of the Secured Obligations in accordance with the terms hereof and (ii) the Debtor, upon the written request of the Secured Party, to institute depositary, lockbox and other similar credit procedures providing for the direct receipt of such sums.

(j)            Debtor will, to the extent permitted by applicable law, specifically assign to the Secured Party all federal government contracts and will cooperate with the Secured Party in giving notice of such assignment pursuant to the Federal Assignment of Claims Act.  Debtor will cooperate with the Secured Party in providing such further information with respect to contracts with any governmental authority as the Secured Party may reasonably request and will provide such instruments of further assurance with respect to such contracts as the Secured Party may reasonably request.

(k)           Debtor hereby constitutes and appoints the Secured Party its true and lawful attorney, irrevocably, with full power, upon the occurrence and during the continuance of any Event of Default, in the name of Debtor or otherwise, at the expense of Debtor and without notice to or demand upon Debtor, to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to Debtor, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Secured Party may deem to be reasonably necessary or advisable to protect the interests of the Secured Party, which appointment as attorney is coupled with an interest and is irrevocable.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have full power: (i) to demand, collect, receive payment of, receipt for, settle, compromise or adjust, and give discharges and releases in respect of any of the Collateral including, without limitation, any accounts receivable; (ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect and/or to enforce any other rights in respect of any of the Collateral including, without limitation, any accounts receivable; (iii) to defend any suit, action or proceeding brought against Debtor with respect to any of the Collateral including, without limitation, any account receivable; (iv) to settle, compromise or adjust any suit, action or proceeding described in clause (ii) or (iii) above, and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; (v) to endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents including, without limitation, those evidencing or securing the accounts receivable or any of them; (vi) to receive, open and dispose of all mail addressed to Debtor and to notify the post office authorities to change the address of delivery of mail addressed to Debtor to such address, care of the Secured Party, as the Secured Party may designate; (vii) to act as attorney for Debtor in obtaining, adjusting, settling and canceling any insurance and endorsing any drafts and retaining any amounts collected or received under any policies of insurance; (viii) to discharge any taxes, assessments or other governmental charges or levies or any other liens to which any Collateral is at any time subject; and (ix) generally to sell, assign, transfer, pledge, make any agreement in respect of or otherwise deal with the Collateral as fully and completely as though the Secured Party was the absolute owner thereof for all purposes.  Debtor agrees to reimburse the Secured Party upon written demand for any payments made or reasonable expenses incurred by the Secured Party pursuant to the foregoing authorization and any unreimbursed amounts shall constitute Secured Obligations for all purposes hereof.

(l)            The powers conferred on the Secured Party by this Agreement, the Loan Agreement and the other Loan Documents are solely to protect the interests of the Secured Party and the Lenders and shall not impose any duty upon the Secured Party to exercise any such power, and if the Secured Party shall exercise any such power, such exercise by the Secured Party shall not relieve Debtor of any Default or Event of Default, and the Secured Party shall be accountable only for amounts actually received as a result thereof.  Except as otherwise required by applicable law, rule or regulation, the Secured Party shall be under no obligation to take steps necessary to preserve the rights in or value of or to collect any sums due in respect of any Collateral against any other Person but may do so at its option.  Without limiting the generality of the foregoing, except as otherwise required by applicable law, rule or regulation, the Secured Party shall have no duty or liability with respect to any claim or claims regarding Debtor’s ownership or purported ownership, or rights or purported rights arising from, the Intellectual Property Collateral (as defined below) (or any portion thereof) or any use, license, or sublicense thereof, whether arising out of any past, current or future event, circumstance, act or omission or otherwise.  All of such duties and liabilities shall be exclusively the obligation of the Debtor.  All expenses incurred in connection with the application, protection, maintenance, renewal or preservation of any of the Collateral including, without limitation, the Intellectual Property Collateral (as defined below), shall be borne by the Debtor.

(m)          Debtor shall defend, indemnify and hold harmless the Secured Party from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements (including reasonable attorneys’ fees) of any kind whatsoever which may be imposed on, incurred by or asserted against the Secured Party in connection with or in any way arising out of or relating to the Collateral or this Agreement, other than those which result from a breach of this Agreement by the Secured Party or its gross negligence or willful misconduct.

(n)           It is the intention of the parties hereto that none of the Collateral shall become fixtures and Debtor shall take all reasonable action or actions as may be necessary to prevent any of the Collateral from becoming fixtures.  Debtor will, if requested by the Secured Party, use its best efforts to obtain waivers of lien, in form and substance satisfactory to the Secured Party, from each Person (including lessors) having any interest in the real property on which any of the Collateral is or is to be located.

(o)           To the best of Debtor’s knowledge, all of Debtor’s inventory manufactured or produced by Debtor has been (and from and after the date hereof will be) produced in compliance with all material applicable laws, including, without limitation, the Fair Labor Standards Act, as amended.

(p)           Debtor will promptly notify the Secured Party and the Lenders, as provided in the Loan Agreement, of any loss or damage to any Collateral in excess of $250,000 or any request by any other Person for any material credit or adjustment with respect to any accounts receivable.

(q)           Debtor confirms that value has been given to it by the Secured Party, that it has rights in the Collateral and that it has not agreed with the Secured Party to postpone the time for attachment of any of the security interests in any of the Collateral.  The security interests created by this Agreement will have effect and be deemed to be effective whether or not the Secured Obligations are owing or in existence before, after or upon the date of this Agreement.

(r)            Debtor will promptly notify the Secured Party (which notification shall be deemed to automatically amend Exhibit 1(xii) hereto) of any commercial tort claim of Debtor not specifically identified herein and grant to the extent permitted under applicable law, to Secured Party a security interest in any such commercial tort claim and the proceeds thereof.

(s)           Debtor shall and shall cause each of its Subsidiaries to place a conspicuous legend on each of its contracts which constitutes chattel paper which legend will state: “THIS IS CHATTEL PAPER IN WHICH A LIEN HAS BEEN GRANTED TO TD BANK, N.A.” and shall, upon demand, deliver to the Secured Party or to such other Person as the Secured Party shall designate, to act on its behalf, all Collateral in its original form consisting of negotiable instruments or documents, certificated securities, chattel paper and instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank).

(t)           Debtor shall take all steps necessary to grant the Secured Party or to such other Person as the Secured Party shall designate, to act on its behalf, control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and any other applicable law.

(u)           The Debtor has no knowledge of any fact that would impair the validity or make uncollectible any Collateral that is accounts receivable, chattel paper, general intangibles, contract rights, documents or instruments, and, to the best of the Debtor's knowledge, each obligor liable upon such Collateral has and will have the capacity to contract.

(v)           None of the Equipment and Inventory has, within the four months preceding the date of this Security Agreement, been located at any place other than the places specified on Exhibit 3(b) attached hereto.  Other than as set forth on Exhibit 3(v) attached hereto the Debtor has no trade names.  During the four months preceding the date hereof, other than as set forth on Exhibit 3(v) the Debtor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Debtor been the subject of any merger or other corporate reorganization, except as set forth on Exhibit 3(v)(1) attached hereto.  The Debtor's federal taxpayer identification number is (and, during the four months preceding the date hereof, the Debtor has not had a federal taxpayer identification number different from) 13-3353274.  The Debtor is not a party to any federal, state or local government contract except as set forth in Exhibit 3(v)(2) attached hereto.

(w)           The items making up the Inventory at any time are and will be genuine and saleable (or, in the case of non-finished goods Inventory, in good condition and available to be incorporated into finished goods Inventory) in the ordinary course of the Debtor's business.

(x)           The Debtor agrees that it will maintain exclusive possession of its goods, instruments and inventory, other than Inventory in transit in the ordinary course of business and Inventory which is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with the Debtor) that has been notified of the security interest created in favor of the Debtor pursuant to this Security Agreement, and has agreed to hold such Inventory subject to the Agent's lien and waive any Lien held by it against such Inventory.

(y)           Each Account Receivable is and will be a true and correct statement of the actual Indebtedness incurred by each account debtor with respect thereto, and arises and will arise out of or in connection with the sale or lease of goods or for the rendering of services by the Debtor to each such account debtor and each Account Receivable included in the Borrowing Base complies with the requirements of an Eligible Account Receivable.

4.           Special Provisions Concerning Intellectual Property Collateral.  Without limiting the generality of the other provisions of this Agreement:

(a)          Debtor hereby represents and warrants to and covenants and agrees with the Secured Party that:

(i)           a true and complete list of all trademarks, patents and copyrights currently owned, held (whether pursuant to a license or otherwise) or used by the Debtor, in whole or in part, in conducting its business is set forth on Exhibit 4(a)(i) attached hereto, and such exhibit correctly sets forth the information specified therein;

(ii)           each and every trademark in use is subsisting; to the extent owned by the Debtor, each and every trademark, patent and copyright is valid and enforceable; and, to the best of Debtor’s knowledge, there is no infringement or unauthorized use of any of the trademarks, patents or copyrights, in whole or in part;

(iii)         no claim has been made in writing that the use of any of the trademarks or copyrights or the practice of any of the patents does or may violate the rights of any other Person, and Debtor is not aware of any basis for any such claim to be asserted;

(iv)         the Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the trademarks, patents and copyrights purported to be owned by it, free and clear of any lien, express or implied, other than Permitted Liens, and except as set forth on Exhibit 4(a)(i) attached hereto, no other Person has any license or other right with respect to any of the trademarks, patents, copyrights or any other Intellectual Property Collateral; and

(v)          Debtor and, to Debtor’s knowledge, its predecessors in interest has used the proper statutory notice in connection with its use of the trademarks in all material respects, and the Debtor has marked its products with all applicable patent numbers.

(b)          If Debtor shall create or obtain rights to any trademarks, patents or copyrights (or any other Intellectual Property Collateral) in addition to those set forth on Exhibit 4(a)(i) attached hereto, the provisions of this Agreement shall automatically apply thereto and Debtor shall take such action as the Secured Party may reasonably request to more fully evidence the same.  Debtor shall promptly notify the Secured Party in writing of any new patent application or grant or trademark or copyright application or registration in which Debtor has an ownership interest.

(c)           Debtor:  (i) authorizes the Secured Party, without any further action by Debtor, to amend Exhibit 4(a)(i) to reference any trademark, patent or copyright (or any other Intellectual Property Collateral (as defined below)) acquired by Debtor after the date hereof or to delete any reference to any right, title or interest in any trademark or patent or copyright (or any other Intellectual Property Collateral) in which Debtor no longer has or claims any right, title or interest; (ii) will promptly (but in any event within ten (10) days after becoming aware thereof) notify the Secured Party and the Lenders, as provided in the Loan Agreement, of the institution of, or any adverse determination in, any proceeding in the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any federal, state or foreign court or agency regarding Debtor’s claim of ownership, or the enforceability or validity of any of the Intellectual Property Collateral, in each case which could reasonably be expected to materially adversely affect the value of any of the Intellectual Property Collateral, the ability of Debtor or the Secured Party to dispose of any of the same or the rights and remedies of the Secured Party in relation thereto; (iii) will promptly notify the Secured Party of any suspected infringement of any of the Intellectual Property Collateral by any third party or any claim by any third party that Debtor is infringing upon the intellectual property rights of such third party that does or could reasonably be expected to materially adversely affect the value of any of the Intellectual Property Collateral; (iv) concurrently with the filing of any patent application or application for registration of any trademark or copyright, will execute, deliver and record in all appropriate registers and offices, an appropriate form of a collateral security agreement evidencing the Secured Party’s security interest therein; and (v) will keep accurate and complete records respecting the Intellectual Property Collateral.

(d)           Debtor shall:  (i) to the extent commercially reasonable, make and diligently prosecute federal application on any existing or future registrable but unregistered trademarks or copyrights or unpatented but patentable inventions, (ii) to the extent still utilized in the operation of the business, preserve, maintain and renew all of the Intellectual Property Collateral and rights and interests related thereto, including, without limitation, by payment of all taxes, annuities, issue and maintenance fees and by the use of all proper statutory notices, designations and patent numbers, and (iii) initiate and diligently prosecute in its own name, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, or other damage or opposition, cancellation, concurrent use or interference proceedings as are reasonably necessary to protect any of the trademarks, patents or copyrights or other Intellectual Property Collateral which Debtor reasonably determines is material to its business; provided, that no such suit, proceeding or other action shall be settled or voluntarily dismissed, nor shall any party be released or excused from any claims or liability for infringement, unless, in the reasonable judgment of Debtor, to do so is in the best interests of the Debtor and is not disadvantageous in any material respect to the Secured Party.

(e)           Without limiting the generality of the other provisions of this Agreement, the Loan Agreement and the other Loan Documents, and in addition to all other rights and remedies of the Secured Party hereunder and thereunder and referred to herein and therein, Debtor hereby collectively assigns to the Secured Party all of its right, title and interest in and to all and any of the Intellectual Property Collateral including, without limitation, each patent, trademark and copyright, now owned or hereafter acquired by Debtor, and all of the goodwill of the business of Debtor symbolized by the same and all interest of Debtor in and to any cause of action related thereto, and Debtor hereby grants to the Secured Party an absolute power of attorney (which grant is coupled with an interest and is irrevocable) to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be necessary or required by the U.S. Patent and Trademark Office, the U.S. Copyright Office or by any other office or authority in order to further evidence (and to effect and to record) the foregoing assignment.  Debtor further agrees that, upon the occurrence and during the continuance of any Event of Default, the Secured Party may take any or all of the following actions: (i) declare the entire right, title and interest of Debtor in and to the Intellectual Property Collateral vested in the Secured Party, in which event such right, title and interest shall immediately vest in the Secured Party; (ii) take and use and/or, subject to the terms of Section 7 and applicable law, sell the Intellectual Property Collateral (or any portion thereof) and carry on the business and use the assets of Debtor in connection with which the Intellectual Property Collateral (or any portion thereof) has been used; (iii) bring suit to enforce the Trademarks, Patents and/or Copyrights or any of the other Intellectual Property Collateral and/or any licenses thereunder or other rights with respect thereto; (iv) direct Debtor to refrain, in which event Debtor shall refrain, from using the Intellectual Property Collateral (or any portion thereof) in any manner whatsoever, directly or indirectly; and (v) direct Debtor to execute, in which event Debtor shall execute, other and further documents that the Secured Party may reasonably request to further confirm the provisions hereof and to further evidence the foregoing assignment.  Upon request of the Secured Party, Debtor also shall make available to the Secured Party, to the extent within Debtor’s power and authority, such individuals then in Debtor’s employ to assist in the production, advertisement and sale of the products and services sold under the Trademarks, Copyrights and Patents or any of the other Intellectual Property Collateral, such individuals to be available to perform their prior functions on the Secured Party’s behalf and to be compensated at the expense of the Debtor.

(f)           For the purposes of this Agreement, “Intellectual Property Collateral” means:

(i)           all trademarks, trademark applications and registrations and trade names, together with the goodwill appurtenant thereto, owned, held (whether pursuant to a license or otherwise), used or to be used, in whole or in part, in conducting the Debtor’s business, (the “Trademarks”);

(ii)           all patents and patent applications of the Debtor, including, without limitation, the inventions and improvements described and claimed therein (the “Patents”);

(iii)         all copyrights and applications for registration of copyrights of the Debtor and all rights in literary property (the “Copyrights”);

(iv)         all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any Trademarks, Patents and/or Copyrights; all income, royalties, damages and payments now or hereafter due and/or payable with respect to any Trademarks, Patents and/or Copyrights, including, without limitation, damages and payments for past or future infringements thereof; all rights (but no obligation) to sue for past, present and future infringements of any Trademarks, Patents and/or Copyrights or bring interference proceedings with respect thereto; and all rights corresponding to any Trademarks, Patents and/or Copyrights throughout the world;

(v)          all rights and interests of the Debtor pertaining to common law and statutory trademark, service marks, trade names, slogans, labels, trade secrets, patents, copyrights, corporate names, company names, business names, fictitious business names, trademark or service mark registrations, designs, logos, trade styles, applications for trademark registration and any other indicia of origin; and

(vi)          all operating methods, formulae, processes, know-how and the like of the Debtor.

5.           Events of Default.  The Debtor shall be in default under this Agreement if any one or more of the following events (each an “Event of Default”) shall occur and continue (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Authority):

(a)           if default shall be made in the performance or observance of any covenant, agreement or condition contained in Sections 3(a), 3(b), 3(c), 3(d), or 3(r) of this Agreement;

(b)           if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement and such default shall have continued for a period of thirty (30) days after the earlier of (i) the Debtor’s obtaining actual knowledge of such default or (ii) the Debtor’s receipt of written notice of such default;

(c)           if any representation or warranty made by or on behalf of Debtor in this Agreement or in any agreement, document or instrument delivered under or pursuant to any provision hereof shall prove to have been materially false or incorrect on the date as of which made; or

(d)           if any other Event of Default as defined in the Loan Agreement or any other Loan Document shall occur.

6.           Rights and Remedies.

(a)          Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the following rights and remedies:

(i)           all rights and remedies provided by law or in equity, including, without limitation, those provided by the UCC;

(ii)          all rights and remedies provided in this Agreement; and

(iii)          all rights and remedies provided in the Loan Agreement, the other Loan Documents or in any other agreement, document or instrument pertaining to any of the Secured Obligations.

(b)          Notwithstanding anything to the contrary set forth herein, the Secured Party shall have the right to exercise (after the occurrence of any Event of Default) all of the rights and remedies of the Secured Party relating to the Collateral which arise under or are referred to in this Agreement (including the exercise of any power of attorney granted herein and the right to enforce this Agreement, by judicial proceedings or otherwise, to foreclose the lien created hereby, to take possession of and, subject to the terms of Section 7 and applicable law, to sell the Collateral (or any part thereof), and/or to direct the time, method and place of conducting any proceeding for any such remedy or exercising any such right), and all such rights and remedies may be exercised by the Secured Party or by a duly authorized representative (or representatives) appointed by the Secured Party.

7.           Right to Dispose of Collateral, Etc.

(a)           Without limiting the scope of Section 6 hereof, upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right and power to take possession of all or any part of the Collateral and, in addition thereto, the right to enter upon any premises on which all or any part of the Collateral may be situated and remove the same therefrom and the Secured Party may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash and/or credit, in one or more parcels, at any exchange or broker’s board, or at public or private sale and upon such terms and at such place or places and at such time or times and to such Persons (including, without limitation, the Secured Party), to the extent permitted by applicable law, as the Secured Party deems expedient, all without demand for performance by the Debtor or any notice or advertisement whatsoever except as may be required by this Agreement or by law.  The Secured Party may require the Debtor to make all or any part of the Collateral (to the extent the same is moveable) available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the Secured Party and the Debtor.  Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor at least ten (10) days’ prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition.  After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and reasonable attorneys’ fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in the manner set forth in Section 15.4 of the Loan Agreement.  In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Debtor will be liable for the deficiency, including, if the Secured Party so elects, interest thereon at a rate per annum equal to the Default Rate applicable thereto until paid or a late fee as provided in Section 6.8 of the Loan Agreement, and the cost and expenses of collection of such deficiency, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.  Without limiting the generality of the foregoing or the scope of Section 6 hereof, upon the occurrence and during the continuance of any Event of Default, any amount owing by the Secured Party to any Debtor may, without regard to the value of the Collateral, be offset and applied toward the payment of the Secured Obligations as aforesaid, whether or not the Secured Obligations, or any part thereof, shall be then due.

(b)           Debtor acknowledges that portions of the Collateral could be difficult to preserve and dispose of and be further subject to complex maintenance and management.  Accordingly, the Secured Party, in exercising its rights hereunder, or otherwise, shall have the widest possible latitude to preserve and protect the Collateral and the Secured Party’s lien therein.  Moreover, Debtor acknowledges and agrees that the Secured Party shall have no obligation to, and Debtor hereby waives to the fullest extent permitted by law any right that it may have to require the Secured Party to: (i) clean up or otherwise prepare any of the Collateral for sale, (ii) pursue any Person to collect any of the Obligations, or (iii) exercise collection remedies against any Persons obligated on the Collateral.  The Secured Party’s compliance with applicable local, state or federal law requirements, in addition to those imposed by the UCC, in connection with a disposition of any or all of the Collateral will not be considered to adversely affect the commercial reasonableness of any disposition of any or all of the Collateral under the UCC.

(c)           Certain Affiliates of Debtor have executed and delivered or may hereafter execute and deliver to the Secured Party additional Security Documents securing the Secured Obligations.  Debtor acknowledges and agrees with Secured Party that Secured Party’s rights and remedies, and recourse to the Collateral, hereunder, are not in any way affected by and shall not in any manner be delayed or impaired by Secured Party’s rights under such other Security Documents, or any defenses available to or asserted by such Affiliates thereunder, or any exercise or delay or failure to exercise any of Secured Party’s rights and remedies thereunder.

8.           Right to Use the Collateral, Etc.  Without limiting the scope of Section 6 hereof, upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of the UCC or other mandatory provisions of applicable law, the Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all Persons claiming under Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same.  Upon any such taking of possession, the Secured Party, from time to time, at the Debtor’s expense, may (but shall not be obligated to) make all such repairs, replacements, alterations and improvements to any of the Collateral and may manage and control the Collateral and carry on the business and exercise all rights and powers of the Debtor in respect thereto as the Secured Party shall deem reasonably appropriate, including, without limitation, the right to enter into any and all such agreements with respect to the use of the Collateral or any part thereof as the Secured Party may see fit (including, without limitation, licensing agreements related to the Intellectual Property Collateral); and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof.  Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of so holding, storing, using, operating, managing and controlling the Collateral, and of conducting any business related thereto, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provision of this Agreement, the Loan Agreement or any of the other Loan Documents (including legal costs and reasonable attorneys’ fees).  The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Secured Obligations in the manner set forth in Section 15.4 of the Loan Agreement.

9.           Waivers, Remedies Cumulative, Etc.

(a)           Debtor hereby waives presentment, demand, notice, protest and, except as is otherwise explicitly provided herein or in the Loan Agreement, all other demands and notices in connection with this Agreement or the enforcement of any of the rights and remedies of the Secured Party hereunder or in connection with any Secured Obligations or any Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to Debtor or any other Person, or substitution, release or surrender of any Collateral, the addition or release of Persons primarily or secondarily liable on any Secured Obligation, the acceptance of partial payments on any Secured Obligation and/or the settlement or compromise thereof.  To the extent permitted by law, Debtor also hereby waives any rights and/or defenses Debtor may have under any anti-deficiency laws or other laws limiting, qualifying or discharging the Secured Obligations and/or any of the remedies of the Secured Party against Debtor.  Debtor further waives, to the extent permitted by law: (i) any right it may have under any applicable law (including the constitution of any jurisdiction in which any of the Collateral may be located and the Constitution of the United States of America) to notice (other than any requirement of notice explicitly provided herein or in the Loan Agreement) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement, the Loan Agreement or any of the other Loan Documents and any right to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing; (ii) any right to damages occasioned by any lawful exercise by the Secured Party of any right or remedy hereunder or referred to herein, including any damages arising as a result of any taking of possession of the Collateral; (iii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party’s rights hereunder; (iv) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law; and (v) the appointment of a receiver as provided herein or in the Loan Agreement.  The Secured Party shall not be required to marshall any Collateral (or any part thereof) in any particular order.  To the extent permitted by law, Debtor hereby agrees it will not invoke any right it may have under any law to require the marshalling of Collateral or any other right under any law which might cause delay in or impede the enforcement of the rights of the Secured Party under this Agreement, the Loan Agreement or any of the other Loan Documents, and Debtor hereby irrevocably waives the benefits of all such laws.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against the Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Debtor.

(b)           To the extent permitted by law, the obligations of the Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by: (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Debtor or of any other Person (including the Holding Company); (ii) any exercise or nonexercise, or any waiver, by the Secured Party, of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any of the Collateral or any other security therefor (including under any Loan Document executed by the Holding Company); (iii) any amendment to or modification of or waiver granted under this Agreement, the Loan Agreement or any of the other Loan Documents; or (iv) the taking of additional security for or any guarantee of any of the Secured Obligations or the release or discharge or termination of any security or guarantee for any of the Secured Obligations including any waiver granted under a termination of any Loan Document executed by the Holding Company; and whether or not Debtor shall have notice or knowledge of any of the foregoing.

(c)           No remedy conferred herein or in the Loan Agreement or any of the other Loan Documents upon the Secured Party is intended to be exclusive of any other remedy, and each and every such remedy (whether granted by Debtor or the Holding Company) shall be cumulative and shall be in addition to every other remedy given hereunder or under the Loan Agreement or any of the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise.  No course of dealing between the Debtor or any Affiliate of the Debtor (including the Holding Company) and the Secured Party, and no delay in exercising any rights hereunder or under the Loan Agreement or any of the other Loan Documents, shall operate as a waiver of any right of the Secured Party.  No waiver by the Secured Party of any default shall be effective unless made in writing and otherwise in accordance with the terms of Article 28 of the Loan Agreement and no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

(d)           Debtor’s waivers set forth in this Agreement (including, without limitation, those set forth in this Section 9) have been made voluntarily, intelligently and knowingly and after Debtor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

10.           Termination.  This Agreement and the lien on the Collateral created hereby shall automatically terminate, with no further actions required by any party hereto, when all of the Secured Obligations have been indefeasibly paid and finally discharged in full in cash (and all commitments of the Secured Party to lend any additional amounts to the Debtor under the Loan Agreement shall have been terminated) (other than contingent indemnification obligations which by their terms survive termination of the Loan Documents).  Upon termination as aforesaid, the Secured Party shall execute and deliver such releases and discharges as the Debtor may reasonably request at Debtor’s expense.

11.           Reinstatement.  Notwithstanding the provisions of Section 10 to the contrary, and notwithstanding anything else to the contrary contained herein, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of the Collateral or the Secured Obligations is rescinded, or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or any Affiliates of Debtor or any guarantor of all or any part of the Secured Obligations, or upon the appointment of any intervenor, receiver or conservator of, or trustee or similar official for Debtor, any such Affiliate or guarantor, or any substantial part of their respective properties or assets, or otherwise, all as though such payment had not been made.

12.           Consents, Approvals, Etc.  Upon the exercise by the Secured Party of any power, right, privilege or remedy pursuant to this Agreement, the Loan Agreement or any of the other Loan Documents which requires any consent, approval, registration, qualification or authorization of, or declaration or filing with, or other action by, any other Person, including, without limitation, any governmental authority or instrumentality, Debtor will execute and deliver, or will cause the execution and delivery of, all such agreements, documents, applications, certificates, instruments and other documents and papers and will take, or will cause to be taken, such other action that may be required to obtain such consent, approval, registration, qualification or authorization of or other action by such other Person and/or that may be reasonably requested by the Secured Party in connection therewith.

13.           Certain Definitions.  In addition to the descriptions contained in Section 1 hereof, the items of Collateral referred to therein shall have all of the meanings ascribed to them in the UCC.

14.           Amendments.  All amendments of this Agreement and all waivers of compliance herewith shall be in writing and shall be effected in compliance with the provisions of Article 28 of the Loan Agreement.

15.           Communications.  All communications provided for herein shall be made as specified in Article 22 of the Loan Agreement.

16.           Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Secured Party and the Debtor, successors to the Debtor and the successors and assigns of the Secured Party.

17.           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.  Each party hereto, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder and under the Loan Agreement and the other Loan Documents or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts.  Each party hereto further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it in accordance with Section 15 or as otherwise provided under the laws of The Commonwealth of Massachusetts.  Notwithstanding the foregoing, each party hereto agrees that nothing contained in this Section 17 shall preclude the institution of any such suit, action or other proceeding by the Secured Party in any jurisdiction other than The Commonwealth of Massachusetts.  EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER AND UNDER THE LOAN AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND BY THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

18.           Miscellaneous.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement (together with the Loan Agreement and the other Loan Documents) embodies the entire agreement and understanding between the Secured Party and the Debtor and supersedes all prior agreements and understandings relating to the subject matter hereof.  Each covenant contained herein and in the Loan Agreement and in each of the other Loan Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  If any provision in this Agreement, the Loan Agreement or any of the other Loan Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.  In case any provision in this Agreement, the Loan Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.  This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Debtor has executed this Agreement as a sealed instrument as of the date first above written with the intent to be legally bound.

CYALUME TECHNOLOGIES, INC.

By:	/s/ Michael Bielonko
Chief Financial Officer

TD BANK, N.A., as Agent and Lender

By:	/s/ Greg Spurr
Senior Vice President

Exhibit 1(xii)

Commercial Tort Claims

Exhibit 3(b)

Places of Business

Location of Collateral; Names

Additional Places of Business:

Location of Collateral:

Assumed Names:

Exhibit 4(a)(i)

Intellectual Property

Patents:

Registered Trademarks:

Common Law Trademarks:

Domain Names:

Registered Copyrights: